ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS



         This Assignment of Overriding Royalty Interests (this "Assignment"), dated effective as of January 1, 1998, at 7:00 a.m. local time (the "Effective Time"), is from FORELAND CORPORATION, a Nevada corporation, and EAGLE SPRINGS PRODUCTION LIMITED-LIABILITY COMPANY (also known as Eagle Springs Production Limited Liability Company), a Nevada limited liability company (collectively "Assignors"), both with an address of 12596 West Bayaud, Suite 300, Lakewood, Colorado 80228, to ENERGY INCOME FUND, L.P., a Delaware limited partnership ("Assignee"), with an address of 136 Dwight Road, Longmeadow, Massachusetts 01106.

         For ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignors, Assignors hereby grant, sell, assign, transfer and set over to Assignee, and its successors and assigns, overriding royalty interests in the amounts set forth below in and to all oil, gas and other hydrocarbons and minerals (collectively "Hydrocarbons") produced, saved and marketed from the Land (as hereinafter defined) under and pursuant to the terms and provisions of the Leases (as hereinafter defined). The amount of the overriding royalty interests with respect to each portion of the Land shall equal an undivided three percent (3%) of Assignors' net revenue interest (that is, Assignors' share of all Hydrocarbons produced, saved and marketed from such portion of the Land prior to giving effect to this Assignment) in production from such portion of the Land, whether such net revenue interest is attributable to a working interest, record title interest, operating rights interest, overriding royalty interest or other interest owned by Assignors. If Assignors hereafter acquire additional interests in the leasehold estates created by any of the Leases, overriding royalty interests or other interests, in any portion of the Land that entitles Assignors to an additional net revenue interest, then the overriding royalty interests herein created and assigned in that portion of the Land shall automatically burden, attach and be applied to, and payable out of and from, such additional interest in the same proportion as set forth herein.

         In this Assignment, the oil and gas leases and other documents and instruments described in Exhibit "A" hereto and any extensions, renewals or replacements of such leases, documents and instruments shall be referred to collectively as the "Leases," and individually as a "Lease." In this Assignment, the land specifically described in Exhibit "A" and all other land (including, without limitation, all depths, horizons, formations and zones) described in or covered by the Leases whether or not such land is specifically described in Exhibit "A" shall be referred to as the "Land."

         Except as otherwise provided in this Assignment, the overriding royalty interests herein created and assigned shall be treated, computed, calculated and paid or delivered to Assignee in a same manner and under the same terms and conditions as the royalties reserved to the lessors under the Leases. The overriding royalty interests herein created and assigned shall be free and clear of any and all costs and expenses of drilling, development, production, operation and marketing thereof (including costs and expenses of dehydrating, treating, transporting, boosting, compressing or otherwise processing Hydrocarbons in order to make the same marketable), except taxes applicable to said overriding royalty interests and the production of income therefrom.

         The overriding royalty interests herein created and assigned shall cover any and all oil, gas and other hydrocarbons and minerals of whatever kind or character produced under the terms of the Leases, and all such substances shall be included in the term "Hydrocarbons" for the purposes of this Assignment. The overriding royalty interests herein created and assigned shall automatically burden, attach and be applied to and payable out of and from and encumber any new lease or any extension, renewal or replacement of the Leases covering the Land. Assignee and its partners and its and their respective directors, officers, partners, members, employees, agents, representatives, consultants and designees shall have access to each and all of the Leases and the Land and all operations thereon at all reasonable times, upon prior notice to Assignors.

         Assignors shall maintain books and records sufficient to determine the amounts payable hereunder, and such books and records shall be open for inspection by Assignee during normal business hours.

         Assignee may elect to have its share of production attributable to the overriding royalty interests herein created and assigned delivered to Assignee in value or in kind, or otherwise separately dispose thereof. If Assignee elects to take in kind or separately dispose of its share of production, Assignee shall be entitled to use all surface and other facilities for such purpose without cost or expense to Assignee, all of which shall be borne by Assignors.

         With the prior written consent of Assignee, which consent shall not be unreasonably withheld, Assignors shall have the right and power at any time and from time to time to pool or unitize the Leases and the Land, or any portion thereof, with other leases and land into voluntary units or into units established by any governmental authority having jurisdiction; and, if the Leases or the Land, or any portion thereof, are so pooled or unitized, then the overriding royalty interests herein created and assigned insofar as they relate to said Leases and said Land shall be reduced in the proportion that the acreage burdened by said overriding royalty interests bears to the total acreage included within the pooled or unitized area.

         Assignors shall, subject to prudent practice in the oil and gas industry, (i) keep in full force and effect all of the Leases and all rights-of-way, easements and privileges necessary or appropriate for the proper operation of the Leases by the proper payment of all rentals, royalties and other sums due thereunder and the proper performance of all obligations and other acts required thereunder; (ii) cause the Land and Leases to be properly maintained, developed and continuously operated for the production of oil, gas and other hydrocarbons and protected against drainage and damage in a good and workmanlike manner as a prudent operator would in accordance with good oil field practice and applicable federal, state, tribal and local laws, rules, regulations and orders; (iii) pay or cause to be paid when due all expenses incurred in connection with such maintenance, development, operation and protection of the Land and the Leases, other than those being contested in good faith; (iv) keep all goods, including equipment, inventory and fixtures necessary for the operation of the Land and the Leases in good and effective repair, working order and operating condition and make all repairs, renewals, replacements, substitutions, additions and improvements as are necessary and proper; (v) use its best efforts to market the Hydrocarbons at the best prices and terms; and (vi) do all other things necessary to keep Assignee's interest in the Land and the Leases unimpaired.

         This Assignment is intended to be and shall be an absolute, unconditional and indefeasible perpetual assignment and transfer and not merely a pledge or creation of a lien or security interest.

         Assignors shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, transfer orders or letters in lieu thereof directing all pipeline companies or other purchasers of oil, gas or other production from the Land or the Leases to make payment directly to Assignee for all proceeds of production attributable to the overriding royalty interests herein created and assigned after the Effective Time. Any proceeds received by Assignors attributable to the overriding royalty interests herein created and assigned shall, when received, constitute trust funds in Assignors' hands and shall be held by Assignors upon an express trust for Assignee in a segregated account until remitted to Assignee. Assignee hereby agrees to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all corrections or supplemental assignments as shall be necessary in the opinion of Assignee to more correctly state and describe the overriding royalty interests created and assigned herein.

         Assignors agree to warrant and forever defend the title of Assignee to the overriding royalty interests herein created and assigned from and against any and all liens, security interests, encumbrances, defects, burdens and claims. Assignee shall have full right of substitution and subrogation in and to all covenants of warranty heretofore given or made with respect to the Leases and Land by parties other than Assignors. If the title or interest of Assignors or Assignee to the Land or the Leases or any part thereof, or the rights or powers of Assignee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced against Assignors, Assignee or the Land or the Leases or any part thereof, Assignors shall promptly give written notice thereof to Assignee and at Assignors' own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys reasonably acceptable to Assignee. Assignee may take such independent action in connection therewith as it may in its reasonable discretion deem advisable, and all costs and expenses, including, without limitation, attorneys' fees and legal expenses, incurred by or on behalf of Assignee, shall be the obligation of Assignors. Any references herein or in Exhibit "A" to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Assignors' warranties and shall not be deemed to ratify, recognize or create any rights in third parties.

         Assignors shall comply with all laws, rules, regulations, ordinances and orders of all local, tribal, state and federal governmental bodies, authorities and agencies, including, without limitation, all laws, rules, regulations, ordinances and orders pertaining to health, safety, pollution and the environment; and Assignors agree to indemnify, defend, save and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, fees (including reasonable attorneys' fees), costs and expenses of any kind or character, known or unknown, fixed or contingent, in any way relating thereto or arising therefrom.

         Assignee is executing this Assignment for the purpose of confirming and acknowledging that, unless otherwise specifically set forth in an instrument duly executed by Assignee, or its successors or assigns, and recorded in the real property records of the counties in which the Land is located, no portion of the overriding royalty interests herein created and assigned to Assignee shall merge with or into any other interests in the Land or the Leases owned by Assignee (including, without limitation, any liens or security interests created for the benefit of Assignee or any leasehold, royalty, overriding royalty, production payment, net profit or other interests acquired pursuant to foreclosure of any such liens or security interests, conveyance or deed in lieu of foreclosure or otherwise), or be otherwise affected by reason of the contemporaneous ownership of any interests in the Land or the Leases by Assignee, or its successors or assigns, and that the overriding royalty interests herein created and assigned to Assignee shall constitute interests in the Land burdening the Leases that shall be held and maintained by Assignee separately from any other interests in the Land or the Leases.

         If any right, interest or estate in property granted by this Assignment or pursuant hereto does not vest upon the date hereof, such right, interest or estate shall vest, if at all, within twenty-one years less one day after the death of the last surviving decedent of Joseph P. Kennedy, father of John F. Kennedy, former President of the United States of America, who is living on the date of the execution of this Assignment by Assignors or the Effective Time, whichever is earlier.

         This Assignment and the covenants, agreements, representations, warranties and indemnities contained herein shall run with the land and shall bind Assignors and shall inure to the benefit of Assignee, and their respective successors and assigns.

         Executed as of January 6, 1998, to be effective for all purposes as of the Effective Time.

                             ASSIGNORS:

                             FORELAND CORPORATION, a
                             Nevada corporation


                             By  /s/ N. Thomas Steele
                               N. Thomas Steele,
                               President

                               Tax I.D. No. 87-0422812


                             EAGLE SPRINGS PRODUCTION
                             LIMITED-LIABILITY COMPANY (also
                             known as Eagle Springs Production Limited
                             Liability Company), a Nevada limited liability company

                             By  /s/ N. Thomas Steele
                               N. Thomas Steele,
                               Manager

                               Tax I.D. No. 87-0522668



                             ASSIGNEE:

                             ENERGY INCOME FUND, L.P., a Delaware limited partnership

                             By: EIF GENERAL PARTNER, L.L.C., a Delaware limited liability company, its General Partner

                                   By  /s/ Steven P. McDonald
                                     Steven P. McDonald,
                                     Vice President

                                   Tax I.D. No. 04-3309082


                          ACKNOWLEDGMENT CERTIFICATES



STATE OF COLORADO                )
                                 ) ss.
CITY AND COUNTY OF DENVER        )

         This instrument was acknowledged before me on January 8, 1998, by
N. THOMAS STEELE, Manager of EAGLE SPRINGS PRODUCTION LIMITED-LIABILITY COMPANY (also known as Eagle Springs Production Limited Liability Company), a Nevada limited liability company.


                             /s/ Judith J. Bulanowski
                             Notary Public

My commission expires:  10/14/2001

(NOTARIAL SEAL)



STATE OF COLORADO                )
                                 ) ss.
CITY AND COUNTY OF DENVER        )

         This instrument was acknowledged before me on January 8, 1998, by
N. THOMAS STEELE, as President of FORELAND CORPORATION, a Nevada corporation.


                             /s/ Judith J. Bulanowski
                             Notary Public

My commission expires:  10/14/2001

(NOTARIAL SEAL)



STATE OF COLORADO                )
                                 ) ss.
CITY AND COUNTY OF DENVER        )

         This instrument was acknowledged before me on January 8, 1998, by STEVEN P. McDONALD, Vice President of EIF GENERAL PARTNER, L.L.C., a Delaware limited liability company, the General Partner of ENERGY INCOME FUND, L.P., a Delaware limited partnership.


                             /s/ Judith J. Bulanowski
                             Notary Public

My commission expires:  10/14/2001

(NOTARIAL SEAL)